UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 7, 2012

LUCID, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code:  (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 7, 2012, Lucid, Inc. (the “Company”) borrowed $2,340,792.85 from Northeast LCD Capital, LLC (the “Lender”) pursuant to a Secured Demand Promissory Note (the “2012 Loan”). The 2012 Loan bears interest at a rate of 7% per annum. The entire principal amount of the 2012 Loan is payable on demand.  The 2012 Loan is secured by all the Company’s assets and is personally guaranteed by L. Michael Hone.  The Company applied the proceeds from the 2012 Loan to repay in full its obligation under a Loan and Security Agreement with an institutional lender entered into in 2011.

The foregoing description of the 2012 Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Secured Demand Promissory Note, the Security Agreement and the Guaranty, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

The Lender and its affiliates from time to time have provided in the past and may provide in the future commercial lending services to the Company and its affiliates in the ordinary course of business.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K with respect to the entering into the 2012 Loan is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1                        Secured Demand Promissory Note, dated as of May 7, 2012, issued by Lucid, Inc. to Northeast LCD Capital, LLC

10.2                        Security Agreement, dated as of May 7, 2012, by and between Lucid, Inc. and Northeast LCD Capital, LLC

10.3                        Guaranty, dated as of May 7, 2012, by L. Michael Hone in favor of Northeast LCD Capital, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: May 11, 2012	By:	/s/ Martin J. Joyce
Martin J. Joyce
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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